Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2009 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Gentiva Health Services, Inc.'s Annual Report on Form 10-K for the year ended December 28, 2008.

PricewaterhouseCoopers LLP

New York, New York

August 17, 2009